CERTIFICATIONS PURSUANT TO SECTION 906	EX-99.906CERT

CERTIFICATION

R. Jay Gerken, Chief Executive Officer, and Kaprel Ozsolak, Chief Financial Officer of Legg Mason Partners Institutional Trust – Legg Mason Western Asset SMASh Series C Fund (the “Registrant”), each certify to the best of his knowledge that:

     1. The Registrant’s periodic report on Form N-CSR for the period ended April 30, 2010 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer	Chief Financial Officer
Legg Mason Partners Institutional Trust	Legg Mason Partners Institutional Trust
Legg Mason Western Asset	Legg Mason Western Asset
SMASh Series C Fund	SMASh Series C Fund

/s/ R. Jay Gerken	/s/ Kaprel Ozsolak

R. Jay Gerken	Kaprel Ozsolak
Date: July 1, 2010	Date: July 1, 2010

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.